EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Inland American Real Estate Trust, Inc.:

We consent to the use of our report dated March 14, 2006, with respect to the consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2005 and 2004, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2005 and the period from October 4, 2004 (inception) through December 31, 2004 and the related financial statement schedule III, included herein.

We consent to the use of the following reports, all included herein:

•                  our report dated December 17, 2005 related to the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•                  our report dated January 9, 2006 related to the historical summary of gross income and direct operating expenses of Lake View Technology Center for the year ended December 31, 2004,

•                  our report dated December 16, 2005 related to the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•                  our report dated March 20, 2006 related to the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•                  our report dated December 17, 2005 related to the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•                  our report dated November 15, 2005 related to the historical summary of gross income and direct operating expenses of Lakewood Mall for the year ended December 31, 2004,

•                  our report dated March 17, 2006 related to the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•                  our report dated March 16, 2006 related to the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005,

•                  our report dated June 5, 2006 related to the historical summary of gross income and direct operating expenses of Ahold Portfolio for the year ended December 31, 2005,

•                  our report dated June 9, 2006 related to the historical summary of gross income and direct operating expenses of Lincoln Mall for the year ended December 31, 2005,

•                  our report dated August 29, 2006 related to the historical summary of gross income and direct operating expenses of Hilliard Marketplace for the year ended December 31, 2005,

•                  our report dated August 29, 2006 related to the historical summary of gross income and direct operating expenses of Dulles Executive Plaza I & II for the year ended December 31, 2005,

•                  our report dated September 6, 2006 related to the combined historical summary of gross income and direct operating expenses of Bradley Portfolio for the year ended December 31, 2005,

•                  our report dated September 6, 2006 related to the historical summary of gross income and direct operating expenses of IDS Center for the year ended December 31, 2005,

•                  our report dated November 10, 2006 related to the historical summary of gross income and direct operating expenses of Lincoln Village for the year ended December 31, 2005,

•                  our report dated November 22, 2006 related to the historical summary of gross income and direct operating expenses of Washington Mutual Office/Data Center for the year ended December 31, 2005.

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” herein. Our reports related to the above Historical Summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

KPMG LLP

Chicago, Illinois
December 19, 2006